                                                                   EXHIBIT 10.14


                          SHAWMUT NATIONAL CORPORATION

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                           DEFERRED COMPENSATION PLAN

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

                          SHAWMUT NATIONAL CORPORATION

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                           DEFERRED COMPENSATION PLAN

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
                                                                            PAGE
                                                                            ----
 1. Purposes..............................................................    1
 2. Definitions...........................................................    1
 3. Administration........................................................    2
 4. Participation.........................................................    2
 5. Deferrals.............................................................    2
 6. Deferral Accounts.....................................................    3
 7. Deferral of Certain Stock-Denominated Awards: Rabbi Trusts............    4
 8. Settlement of Deferral Accounts.......................................    4
 9. Provisions Relating to Section 16 of the Exchange Act and Section
    162(m) of the Code....................................................    5
10. Statements............................................................    6
11. Sources of Stock: Limitation on Amount of Stock-Denominated Deferrals.    6
12. Amendments to the Plan................................................    6
13. General Provisions....................................................    6
14. Effective Date........................................................    7

                          SHAWMUT NATIONAL CORPORATION

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                           DEFERRED COMPENSATION PLAN

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  1. Purposes. The purposes of this Deferred Compensation Plan (the "Plan") are to provide certain highly compensated employees of Shawmut National Corporation (the "Company") and its subsidiaries with the opportunity to elect to defer receipt of specified portions of cash compensation and stock awards, and to have the deferred amounts treated as if invested in specified investment vehicles. The Plan is also intended to specify terms and conditions for deferral of awards granted under the Company's Stock Option and Restricted
Stock Award Plan (the "Stock Plan"), the Secondary Stock Option and Restricted Stock Award Plan (the "Secondary Plan"), the Performance Equity Plan, and the Short Term Incentive Plan.

  2. Definitions. In addition to the terms defined in Section 1 above, the following terms used in the Plan shall have the meanings set forth below:

  (a) "Beneficiary" shall mean any person (which may include trusts and is not limited to one person) who has been designated by the participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan in the event of the Participant's death. If no Beneficiary has been designated who survives the Participant's death, then Beneficiary means any person(s) entitled by will or the laws of descent and distribution to receive such benefits.

  (b) "Board" shall mean the Board of Directors of the Company.

  (c) "Change in control" shall have the same meaning as "change in control of the Corporation" as defined in Section 10(e)(ii) of the Stock Plan.

  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.

  (e) "Committee" shall mean the Human Resources Committee of the Board. Except as may be otherwise required under Section 9 or by applicable law, any function of the Committee may be delegated to the Designee. Each member of the Committee shall be a "disinterested person" as defined in Rule 16b-3 under the Exchange Act and an "outside director" for purposes of Section 162(m) of the Code and regulations thereunder (including Proposed Regulation 1.162-27 (e) (3) and (h)
(2)).

  (f) "Deferral Account" shall mean the account established and maintained by the Company for specified deferrals by a Participant, as described in Sections 6(a) and 7(a). Deferral Accounts will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

  (g) "Designee" shall mean the Company's chief human resources officer or other executives to whom the Committee has delegated the authority to take action under the Plan, except as may be otherwise required under Section 9.

  (h) "Disability" shall have the meaning set forth in the Company's Long-Term Disability Plan.

  (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder include any successor provisions or rules.

  (j) "Participant" shall mean any full-time salaried employee of the Company or any subsidiary who is either a member of the Senior Policy Committee of the Company or otherwise selected by the Committee or Designee, who receives or is to receive compensation or awards permitted to be deferred under the Plan and who participates or makes an election to participate in the Plan.

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

                                       2

  (k) "Stock" shall mean the common stock of Shawmut National Corporation Common Stock, par value $0.01 per share.

  (l) "Valuation Date" shall mean the close of business on the last business day of each calendar quarter; provided, however, that in the case of termination of employment for reasons other than normal retirement or approved early retirement under the applicable Company or subsidiary retirement plan, death, or Disability, the Valuation Date means the close of business on the last business day of the month in which employment terminates, and in the case of a Change in Control of the Company, the Valuation Date shall be the date of such Change in Control.

  3. Administration.

  (a) Committee Authority. The Committee and the Designee shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any actions of the Committee or the Designee with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan. The Committee and Designee may each appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.

  (b) Limitation of Liability. Each member of the Committee and the Designee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. Neither a member of the Committee, the Designee, nor any officer or employee of the Company or a subsidiary acting on behalf of the Committee or Designee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and such persons shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

  4. Participation. Participation in the Plan is entirely voluntary. The Designee will notify each employee of his or her eligibility to participate in the Plan not later than 30 days (or such lesser period as may be practicable in the circumstances) prior to any deadline for filing of an election form.

  5. Deferrals. A Participant may elect to defer compensation or awards which may be in the form of cash, Stock, Stock-denominated awards or other property to be received from the Company or a subsidiary, including salary, a short term incentive award (or bonus), a long term award and compensation payable under other plans and programs or otherwise, as may be provided under the terms of such plans and programs or designated by the Committee; provided, however, that a Participant may defer, with respect to a given year, receipt of only that portion of the Participant's salary and short term incentive award (or bonus) that exceeds the FICA maximum taxable wage base plus 1.45% of all other wages of such Participant. In addition to such limitation, and any terms and conditions of deferral set forth under plans and programs from which receipt of compensation or awards is deferred, the Committee may impose limitations on the amounts permitted to be deferred and other terms and conditions on deferrals under the Plan. Any such limitations, and other terms and conditions of deferral, shall be set forth in the rules relating to the Plan or election forms, other forms, or instructions published by the Committee and/or the Designee. The Committee and/or Designee is authorized to permit, in its discretion, further elective deferrals of amounts previously deferred under this Plan.

  (a) Elections. Once an election form, properly completed, is received by the Company, the elections of the Participant shall be irrevocable; provided, however, that the Designee may, in its discretion, permit a Participant to change elections relating to a Deferral Account by filing a later election form if such changes

                                      145
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                                       3
do not, in the view of tax counsel, cause amounts credited to such Deferral Account or other Deferral Accounts to be subject to federal income tax prior to distribution.

  (b) Date of Election. An election to defer compensation or awards hereunder must be received by the Company before such date as may from time to time be specified by the Designee, upon the advice of counsel, with respect to the deferral of specific items of compensation or awards.

  6. Deferral Accounts. The following provisions shall apply to Deferral Accounts other than those established under Section 7:

  (a) Establishment; Crediting of Amounts Deferred. One or more Deferral Accounts shall be established for each Participant, as determined by the Designee. The amount of compensation or awards deferred with respect to each Deferral Account shall be credited to such Account as of the date on which such amounts would have been paid to the Participant but for the Participant's election to defer receipt hereunder. The amounts of hypothetical income and appreciation and depreciation in value of such account determined in accordance with paragraphs (b), (c) and (d) of this Section 6 shall be credited and debited to such Account from time to time. Unless otherwise determined by the Committee or Designee, cash amounts credited to a Deferral Account after the first day of a month shall be deemed invested in a hypothetical investment vehicle as of the first day of the next following month, with such amounts deemed to accrue interest at a rate determined by the Designee from the initial date of crediting through the last day of the month in which occurs such date.

  (b) Hypothetical Investment Vehicles. Subject to the provisions of Sections 6(c) and 9, amounts credited to a Deferral Account shall be deemed to be invested, at the Participant's direction, in one or more hypothetical investment vehicles as may be specified from time to time by the Designee. The Designee may change or discontinue any hypothetical investment vehicle available under the Plan in its discretion; provided, however, that each affected Participant shall be given the opportunity, without limiting or otherwise impairing any other right of such Participant regarding changes in investment directions, to redirect the allocation of his or her Deferral Account deemed invested in the discontinued investment vehicle among the other hypothetical investment vehicles, including any replacement vehicle.

  (c) Allocation and Reallocation of Hypothetical Investments. A participant may allocate amounts credited to his or her Deferral Account to one or more of the hypothetical investment vehicles authorized under the Plan. Subject to
Section 9, a Participant may, on the first day of any month but not more often than twice in any calendar year unless otherwise authorized by the Designee, reallocate amounts credited to his or her Deferral Account as of the Valuation Date following the Participant's election to one or more of such hypothetical investment vehicles, by filing with the Designee a notice, in such form as may be specified by the Designee, not later than the 15th of the month preceding such Valuation Date. Unless otherwise determined by the Designee, the amount that may be allocated or reallocated to any one hypothetical investment shall be 25%, 50%, 75%, or 100% of any amount to be credited to, or any pre-existing balance of, the Deferral Account. The foregoing notwithstanding, the Designee may, in its discretion, restrict allocation into or reallocation by specified Participants into or out of specified investment vehicles.

  (d) Rabbi Trusts. The Designee may, in its discretion, establish a trust that is subject to the claims of the Company's creditors (a "rabbi trust") (or a sub-account under a rabbi trust), and deposit therein amounts of cash, Stock, or other property not exceeding the amount of the Company's obligations with respect to a Participant's Deferral Account established under this Section 6. In such case, the amounts of hypothetical income and appreciation and depreciation in value of such Deferral Account shall be equal to the actual income on, and appreciation and depreciation of, the assets in such rabbi trust attributable to such Account (or sub-account) (including without limitation, as determined by the Committee, charges against such assets to reflect transaction costs and all or a specified portion of the Company's costs resulting from payment of taxes on the income on and appreciation of trust assets). Other provisions of this Section 6 notwithstanding, the timing of allocations and reallocations of assets in such a Deferral Account, and the investment vehicles

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                                       4
available with respect to such Deferral Account, may be varied to reflect the timing of actual investments of the assets of such rabbi trust and the actual investments available to such rabbi trust.

  7. Deferral of Certain Stock-Denominated Awards: Rabbi Trusts.

  (a) Establishment. If authorized by the Committee and subject to any terms and conditions imposed by the Committee, Participants may elect to defer, under the Plan, awards denominated in Stock specified by the Committee. In connection with such deferral of a stock-denominated award, a Deferral Account shall be established for such Participant and the Designee may, in its discretion, establish a rabbi trust (or a sub-account under a rabbi trust), on terms determined by the Designee, into which the Company shall deposit a number of whole shares of Stock equal to the number of shares subject to such deferred award (and cash in lieu of any fractional share). In such case, the amounts of hypothetical income and appreciation and depreciation in value of such Deferral Account shall be equal to the actual income on, and appreciation and depreciation of, the assets in such rabbi trust attributable to such Account (or sub-account), including without limitation, as determined by the Designee, charges against such assets to reflect transaction costs and all or a specified portion of the Company's costs resulting from payment of taxes on the income on and appreciation of trust assets.

  (b) Investment of Rabbi Trust Assets. The trustee of such rabbi trust, which shall be a party unaffiliated with the Company, shall be authorized, in its sole discretion, to dispose of such Stock and to reinvest the proceeds in one or more investment vehicles specified by the Designee; provided, however, that no such disposition may take place prior to the lapse of any risk of forfeiture relating to, or vesting of, the original Stock-denominated award. The Designee may determine the Participant's investment objectives and direct hypothetical investments of amounts credited to such Deferral Account or to otherwise direct the trustee of the rabbi trust in the investment of the assets thereof. In no event shall a Participant who is then subject to Section 16(a) of the Exchange Act have the right to direct a hypothetical or actual sale of Stock.

  (c) Settlement. The Participant shall be entitled to receive a cash payment in settlement of a Deferral Account established under this Section 7; provided, however, that the trustee may, at the discretion of the Designee, distribute assets of the rabbi trust (other than a distribution of Stock to a Participant then subject to Section 16(a) of the Exchange Act) having a fair market value equal to the amount of cash otherwise payable to the Participant in settlement of the Company's obligations to the Participant under the Deferral Account if such distribution, and the authorization thereof, does not cause the rights of a Participant subject to Section 16(a) of the Exchange Act relating to the Deferral Account and rabbi trust to be deemed a "derivative security" within the definition of Rule 16a-1(c)(3) (including subparagraph (i) thereunder) under the Exchange Act.

  8. Settlement of Deferral Accounts.

  (a) Form of Payment. The Company shall settle a Participant's Deferral Account, other than a Deferral Account established under Section 7 hereof, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, by payment of cash or, in the discretion of the Committee, by delivery of other assets having a fair market value equal to the amount of cash otherwise payable; provided, however, that Stock may be delivered in settlement of any Stock-denominated Award deferred under the Stock Plan or the Secondary Plan if such Award has been continuously deemed invested in Stock under the Plan, except that Stock may not be delivered to a Participant who is then subject to Section 16(a) of the Exchange Act in settlement of an Award subject to Section 7.

  (b) Timing of Payments. Payments in settlement of a Deferral Account shall be made at the date or dates (including upon the occurrence of specified events), and in such number of installments, as may be directed by the Participant in his or her election relating to such Deferral Account, or earlier in the event of termination of employment by the Participant in the following circumstances:

    (i) In the event of termination of employment for reasons other than normal retirement, early retirement approved by the Committee, or Disability, a single lump sum payment in settlement of any

                                      147
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                                       5
  Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made as promptly as practicable following the next Valuation Date, unless otherwise determined by the Committee; or

    (ii) In the event of a Change in Control, payments in settlement of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) will be made within thirty (30) business days following such Change in Control.

  (c) Financial Emergency Payments. Other provisions of the Plan (except
Section 9) notwithstanding, if the Committee or Designee determines that a Participant has an unforeseeable financial emergency beyond the individual's control and of such a substantial nature that payment of amounts previously deferred under the Plan is necessary to avoid a severe financial hardship to the Participant, the Committee or Designee may direct the payment to the Participant of an amount necessary to meet the emergency, whether all or a portion of the balance of a Deferral Account, and the time and manner of such payment, and the Committee or Designee may direct such payments in other circumstances if, in the exercise of its independent judgment, it determines that unforeseeable circumstances warrant such action; provided, however, that no such payment shall be authorized if and to the extent that such authorization would, in the view of tax counsel, cause amounts credited to his or her Deferral Accounts or other Deferral Accounts to be subject to federal income tax prior to distribution.

  (d) Other Accelerated Payments. Early withdrawal may occur other than for an unforeseeable emergency and will result in forfeiture from the Participant's Deferral Account or from the amount withdrawn of ten percent of the amount withdrawn.

  9. Provisions Relating to Section 16 of the Exchange Act and Section 162(m) of the Code.

  (a) Compliance with Section 16. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act:

    (i) Any function of the Committee or Designee under the Plan relating to such Participant shall be performed solely by the Committee, if and to the extent required to ensure the availability of an exemption under Rule 16b-3 or exclusion under Rule 16a-1(c) for such Participant with respect to the Plan.

    (ii) The provisions of Section 6(c) notwithstanding, no such Participant may reallocate amounts credited to a Deferral Account into or out of a Stock-denominated or Stock equivalent investment vehicle, unless otherwise determined by the Committee.

    (iii) To the extent necessary so that transactions by and rights of such a Participant under the Plan are excluded from reporting under Rule 16a-1(c) (unless acknowledged by the Participant in writing with respect to a specified transaction not to be excluded), if any provision of this Plan or any rule, election form or other form, or instruction does not comply with the requirements of such Rule as then applicable to such transaction or right under the Plan, such provision may be construed or deemed amended to the extent necessary to conform to such requirements.

  (b) Compliance with Code Section 162(m). It is the intent of the Company that any compensation (including any award) deferred under the Plan by a person who is, with respect to the year of payout, deemed by the Committee to be a "covered employee" within the meaning of the Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27(c)(2)), which compensation constitutes either "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27(e)) or compensation not otherwise subject to the limitation on deductibility under Section 162(m) and regulations thereunder (including as a result of transition rules under Proposed Regulation 1.162-27(h)), shall not, as a result of deferral hereunder, become compensation with respect to which the Company in fact would not be entitled to a tax deduction under Code Section 162(m). Accordingly, unless otherwise determined by the Committee, if any compensation would become so disqualified under Section 162(m) as a result of deferral hereunder, the terms of such deferral

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                                       6
shall be automatically modified to the extent necessary to ensure that the compensation would not, at the time of payout, be so disqualified. This provision shall apply only to the amount of compensation deferred and not to any amounts payable hereunder as income or appreciation in value of such deferred compensation.

  10. Statements. The Designee will furnish statements to each Participant reflecting the amount credited to a Participant's Deferral Accounts and transactions therein not less frequently than once each calendar year.

  11. Sources of Stock; Limitation on Amount of Stock-Denominated Deferrals. If Stock is deposited under the Plan in a rabbi trust pursuant to Section 7 in connection with a deferral of a Stock-denominated award under the Stock Plan, the Secondary Plan, or another plan, program or arrangement that provides for the issuance of shares, the shares so deposited shall be deemed to have originated, and shall be counted against the number of shares reserved, under such other plan or program. The number of Stock equivalents credited to such Deferral Accounts shall in no event exceed the number of shares subject to the Stock-denominated awards deferred under the Plan. The number of Stock equivalents otherwise credited to Deferral Accounts of Participants who are subject to Section 16(a) shall not exceed 5,000,000, subject to appropriate and proportionate adjustment to reflect stock splits, dividends, and similar events. Shares actually delivered in settlement of Deferral Accounts shall be originally issued shares or treasury shares, in the discretion of the Committee; provided, however, that only treasury shares shall be delivered hereunder to persons who are then "officers" within the meaning of Section
312.03 of the Listed Company Manual of the New York Stock Exchange (or any successor thereto).

  12. Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of Participants, stockholders, or any other person; provided, however, that, without the consent of a Participant, no such action shall materially and adversely affect the rights of such Participant with respect to any rights to payment of amounts credited to such Participant's Deferral Account.

  13. General Provisions.

  (a) Limits on Transfer of Awards; Beneficiaries. No right of a Participant under the plan shall be pledged, encumbered, hypothecated, or liable for or subject to any lien, obligation, or liability of such Participant, or shall be assignable or transferable by such Participant, otherwise then by will or the laws of descent and distribution; provided, however, that a Participant may designate a Beneficiary to receive any payment under the Plan in the event of death of the Participant.

  (b) Receipt and Release. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the compensation or awards deferred and relating to the Deferral Account to which the payments relate against the Company or any subsidiary thereof, the Committee, or the Designee, and the Designee may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect.

  (c) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for deferred compensation. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts, including but not limited to the trusts referred to in Sections 6 and 7 hereof, or make other arrangements to meet the Company's obligations under the Plan, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

  (d) Compliance. A Participant in the Plan shall have no right to receive payment (in any form) with respect to his or her Deferral Account until legal and contractual obligations of the Company relating to establishment of the Plan and the making of such payments shall have been complied with in full. In addition, the Company shall impose such restrictions on Stock delivered to a Participant hereunder and any other

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                                       7
interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provision of the Company's Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.

  (e) Other Participating Rights. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the crediting of Stock equivalents or other amounts to a Deferral Account, or the creation of any rabbi trust and deposit of such Stock therein, except at such time as Stock may be actually delivered in settlement of a Deferral Account. No provision of the Plan or transaction hereunder shall confer upon any Participant any right to be employed by the Company or a subsidiary thereof, or to interfere in any way with the right of the Company or a subsidiary to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 13(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

  (f) Tax Withholding. The Company and any subsidiary shall have the right to deduct from amounts otherwise payable in settlement of a Deferral Account any sums that federal, state, local or foreign tax law requires to be withheld with respect to such payment. Shares may be withheld to satisfy such obligations in any case where taxation would be imposed upon the delivery of shares, except that shares issued or delivered under the Stock Plan, the Secondary Plan or any other plan of the Company may be withheld only in accordance with the terms of such plan and any applicable rules, regulations, or resolutions thereunder.

  (g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut, without giving effect to principles of conflicts of laws, and applicable provisions of the Delaware General Corporation Law and federal law.

  14. Effective Date. The Plan shall be effective as of November 18, 1993.

  As adopted by the Human Resources Committee on October 28, 1993.

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

                                   AMENDMENT

                                       TO

                          SHAWMUT NATIONAL CORPORATION
                           DEFERRED COMPENSATION PLAN

  The Shawmut National Corporation Deferred Compensation Plan (the "Plan"), adopted as of October 28, 1993, is hereby amended as of February 19, 1995, as set forth below:

  1. Section 8(b) of the Plan is amended by deleting paragraph (ii) thereof.

  Except as set forth above, the Plan is hereby confirmed and ratified in all respects.

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